Exhibit 99.3

Carpenter Technology Corporation

Supplemental Information - Sales by End-Use Markets

(Unaudited)

($ in millions)	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Sales by End-Use Markets
Aerospace and defense	$174.8	$197.1	$199.1	$152.8	$148.7
Energy	59.1	70.0	53.4	41.3	29.8
Medical	33.2	34.6	32.9	26.0	28.6
Industrial and consumer	105.4	134.7	132.8	113.5	105.6
Transportation	31.4	37.0	36.0	32.8	29.7
Distribution	10.2	10.2	10.0	9.2	9.3

Total net sales	$414.1	$483.6	$464.2	$375.6	$351.7

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Sales by End-Use Markets Excluding Surcharge Revenues
Aerospace and defense	$128.3	$141.6	$146.0	$114.4	$110.1
Energy	50.4	54.2	44.4	32.7	24.7
Medical	29.2	30.2	27.8	21.7	24.7
Industrial and consumer	73.5	90.7	84.8	76.1	73.3
Transportation	22.0	25.5	25.0	22.9	21.6
Distribution	10.2	10.2	10.0	9.2	9.3

Total net sales excluding surcharge revenues	$313.6	$352.4	$338.0	$277.0	$263.7

	Year Ended June 30,
	2011	2010
Sales by End-Use Markets
Aerospace and defense	$697.6	$535.0
Energy	194.6	79.6
Medical	122.1	107.2
Industrial and consumer	486.6	346.6
Transportation	135.5	97.6
Distribution	38.7	32.6

Total net sales	$1,675.1	$1,198.6

	Year Ended June 30,
	2011	2010
Sales by End-Use Markets Excluding Surcharge Revenues
Aerospace and defense	$512.1	$409.2
Energy	156.0	65.2
Medical	104.4	89.3
Industrial and consumer	324.9	249.6
Transportation	95.0	75.8
Distribution	38.7	32.6

Total net sales excluding surcharge revenues	$1,231.1	$921.7